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                                                                EXHIBIT 99.1
                                                                ------------


        VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.


                  EASTERN STANDARD TIME ON NOVEMBER 25, 1997


CUSIP NO. 020813-13-5         NUMBER OF RIGHTS:  ______________


                              NUMBER OF RIGHTS SHARES AVAILABLE
                              PURSUANT TO SUBSCRIPTION PRIVILEGE:  _________


                          ALPHARMA INC. SUBSCRIPTION
                            RIGHTS FOR COMMON STOCK


DEAR STOCKHOLDER:


 IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE THE TEAR OFF CARD
BELOW.


As the registered owner of this Subscription Certificate, you are entitled to subscribe for the number of shares of Class A Common Stock, par value $.20 per share (the "Class A Stock") of Alpharma Inc. shown above. You may subscribe for such shares at the Subscription Price of $16.34 per share.


                                                 (continued on reverse side)


                    THIS SUBSCRIPTION RIGHT IS TRANSFERABLE
_____  _____  _____  _____  _____  _____  _____  _____  _____  _____  _____  ___


CUSIP NO. 020813-13-5         VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT
                              BEFORE 5:00 P.M., EASTERN STANDARD TIME, ON THE
                              EXPIRATION DATE


Control No. _________                    Rights Represented by this Subscription
                                         Certificate _________


Account No. ________


                                 ALPHARMA INC.
                     SUBSCRIPTION RIGHTS FOR CLASS A STOCK


          (Complete appropriate section on reverse side of this card)


The registered owner of this Subscription Certificate, named below, or assigns, is entitled to the number of Rights to subscribe for the Class A Stock of Alpharma Inc. (the "Company") shown above, in the ratio of one share of Class A Stock for each Right, pursuant to and upon the terms and conditions and at the Subscription Price for each share of Class A Stock specified in the Prospectus relating thereto. Stock certificates for the shares subscribed for will be delivered as soon as practicable after full payment for the shares subscribed for has been received and cleared. Any refund in connection with subscriptions will be delivered as soon as practicable thereafter. The Subscription Certificate may be transferred, in the same manner and with the same effect as in the case of a negotiable instrument payable to specific persons, by duly completing and signing the assignment on the reverse side hereof.


TO SUBSCRIBE, A RIGHT AND FULL PAYMENT OF THE SUBSCRIPTION PRICE ARE REQUIRED FOR EACH SHARE OF CLASS A STOCK. SEE REVERSE SIDE FOR FORMS.


                                  ALPHARMA INC.


                            By: ____________________________________________
                                Name:  Einar W. Sissener
                                Title:  Chairman and Chief Executive Officer


                               BankBoston, N.A., Subscription Agent


                              By:  _________________________________________


If the aggregate Subscription Price paid by a Rightholder is insufficient to purchase the aggregate number of shares subscribed for, then such Rightholder will be deemed to have exercised the Subscription Privilege to the full extent of the payment tendered. If the total Subscription Price paid by a Rightholder exceeds the amount necessary to purchase the number of shares for which the Rightholder has indicated an intention to subscribe, then the excess payment tendered will be refunded to the Rightholder as soon as practicable thereafter. Capitalized terms used but not defined herein have the meaning given to such terms in the Prospectus enclosed herewith.

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Stock certificates for the shares subscribed to pursuant to the Subscription
Privilege will be delivered as soon as practicable after full payment for the shares subscribed for has been received and cleared. Any refund in connection with your subscription will be delivered as soon as practicable thereafter.


Full payment for the Rights Shares must accompany this form and must be made payable in United States dollars in a check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order and payable to BankBoston, N.A., as Subscription Agent. Alternatively, a Notice of Guaranteed Delivery must accompany the exercise form.


                                     ALPHARMA INC.
               PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY


PLEASE FILL IN ALL APPLICABLE INFORMATION        TO:    BankBoston, N.A.
AND SEND BY TELEGRAM, FACSIMILE TRANSMISSION     c/o Boston Equiserve, L.P.
OR MAIL                                          150 Royall Street
                                                 Mail Stop 45-01-40
                                                 Canton, Massachusetts  02021
                                                 Attn: Corporate Reorganization
                                                 Telecopier:  (617) 575-2233

_____  _____  _____  _____  _____  _____  _____  _____  _____  _____  _____  ___


          ----------------------------------------------------------------------
          IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT OF RIGHTS SHARES OR
          ----------------------------------------------------------------------
          A PORTION THEREOF
          -----------------


               I APPLY FOR _______ _________ X $16.34 = $___________________
               (NO. OF NEW SHARES)                      (AMOUNT ENCLOSED)
          ----------------------------------------------------------------------


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TO SUBSCRIBE: I HEREBY IRREVOCABLY SUBSCRIBE FOR THE FACE AMOUNT OF CLASS A
STOCK INDICATED ABOVE, HEREON UPON THE TERMS AND CONDITIONS SPECIFIED IN THE PROSPECTUS RELATING THERETO, RECEIPT OF WHICH IS ACKNOWLEDGED. I HEREBY AGREE THAT IF I FAIL TO PAY FOR THE SHARES OF CLASS A STOCK FOR WHICH I HAVE SUBSCRIBED, THE COMPANY MAY EXERCISE ANY OF THE REMEDIES SET FORTH IN THE PROSPECTUS.


___________________________________________________________


___________________________________________________________
SIGNATURE(S) OF SUBSCRIBER(S)


___________________________________________________________
ADDRESS FOR DELIVERY OF SHARES IF OTHER THAN SHOWN ON FRONT


IF PERMANENT CHANGE OF ADDRESS, CHECK HERE    [_]


PLEASE GIVE YOUR TELEPHONE NUMBER:


(   )                                           ]
-------------------------------------------------


TO TRANSFER RIGHTS: FOR VALUE RECEIVED, _____ OF THE RIGHTS REPRESENTED BY THE SUBSCRIPTION CERTIFICATES ARE ASSIGNED TO:

___________________________________________________________


___________
     (PRINT FULL NAME OF ASSIGNEE)

___________________________________________________________


___________
     (PRINT FULL ADDRESS)

____________________________________________


__________
     SIGNATURE(S) OF ASSIGNOR(S)


IMPORTANT:                        THE SIGNATURE(S) MUST CORRESPOND IN
                                  EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE
                                  NAME(S) AS PRINTED ON THE REVERSE OF THIS
                                  SUBSCRIPTION   CERTIFICATE.


YOUR SIGNATURE MUST BE GUARANTEED BY: (A) A COMMERCIAL BANK OR TRUST COMPANY OR
(B) A MEMBER FIRM OF A DOMESTIC STOCK EXCHANGE, (C) A SAVINGS OR CREDIT
UNION.


SIGNATURE:____________________________________
__________


          (NAME OF BANK OR FIRM)


BY:_________________________________________
__________


          (SIGNATURE OF OFFICER AND TITLE)

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